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                                                                    EXHIBIT 10.4



                     FORM OF DIVIDEND RESTRICTION AGREEMENT

     THIS DIVIDEND RESTRICTION AGREEMENT (this "AGREEMENT") is made and entered into effective as of the ____ day of ________________, 2004, by and between CAPITAL CROSSING BANK, a Massachusetts-chartered trust company (the "BANK"), and CAPITAL CROSSING PREFERRED CORPORATION, a Massachusetts corporation (the "COMPANY").

                                   BACKGROUND

     WHEREAS, the Company is a majority-owned subsidiary of the Bank;

     WHEREAS, in order to raise capital in the Company that will be treated as Tier 1 or Tier 2 capital of the Bank for regulatory purposes, the Company will issue and sell a class of preferred stock designated as ____ % Non-cumulative Exchangeable Preferred Stock, Series D (the "SERIES D PREFERRED STOCK") in a registered public offering; and

     WHEREAS, to facilitate the sale of the Series D Preferred Stock the Bank has agreed to refrain from declaring, paying or setting aside dividends or other distributions on its capital stock to the extent described herein in the event that the Company fails to make dividend payments to the holders of the Series D Preferred Stock.

                                   AGREEMENT

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. RESTRICTION ON DIVIDEND PAYMENTS. So long as any shares of Series D Preferred Stock are outstanding, the Bank will not declare, pay or set aside for payment any dividends or other distributions on any of its outstanding common or preferred stock (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, such common or preferred stock, as the case may be) or repurchase or redeem any of its outstanding common or preferred stock, whenever, in each case full dividends on all of the outstanding shares of Series D Preferred Stock have not been declared, paid or irrevocably set aside for payment, when due, for any dividend period, until dividends for at least four consecutive dividend periods have been fully paid or set aside for payment on the outstanding shares of Series D Preferred Stock; PROVIDED, HOWEVER, that this provision will not apply to dividends or other distributions declared, paid or set aside for payment on the preferred shares of the Bank issued in exchange for the Company's preferred stock.

     2. AMENDMENT. This Agreement may not be amended by the parties hereto in the absence of the approval of the holders representing at least two-thirds (2/3) of the issued and outstanding shares of Series D Preferred Stock. This Agreement may be amended without the consent of the holders of Series D Preferred Stock to (a) cure any ambiguity, (b) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other


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provision of this Agreement or (c) add to the covenants, restrictions or obligations of the Bank. Any amendment hereof in accordance with this Section 6 shall be binding on all the Holders.

     3. THIRD-PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement, except that the holders from time to time of the shares of Series D Preferred Stock are expressly made third-party beneficiaries of and shall be entitled to enforce the provisions of this Agreement.

     4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Massachusetts.

                           [SIGNATURE PAGE TO FOLLOW]















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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    THE BANK:

                                    CAPITAL CROSSING BANK, a Massachusetts-
                                    chartered trust company


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    THE COMPANY:

                                    CAPITAL CROSSING PREFERRED
                                    CORPORATION, a Massachusetts corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:










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